UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

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[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

ALPHA PRO TECH, LTD.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Alpha Pro Tech
L T D.

TO OUR SHAREHOLDERS:

We will hold the 2013 Annual Meeting of Shareholders of Alpha Pro Tech, Ltd. (the “Company”) at 9:30 a.m., local time, on Tuesday, June 4, 2013, at the Delta Markham Hotel, 50 East Valhalla Drive, Markham, Ontario, Canada L3R 0A3.

We have enclosed a notice of the meeting, a proxy statement, a proxy card and the Annual Report to Shareholders for 2012 and hope that you will study the enclosed materials carefully and attend the meeting in person.

Your vote is important.  Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card, and return it by mail in the accompanying envelope as promptly as possible.  You may revoke the proxy by voting in person at the meeting, by signing and delivering a later-dated proxy or by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted.

Sincerely,

/s/ Alexander W. Millar
Alexander W. Millar
President

April 30, 2013

ALPHA PRO TECH, LTD.
60 Centurian Drive
Suite 112
Markham, Ontario, Canada L3R 9R2
Telephone: (905) 479-0654

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TAKE NOTICE that the 2013 Annual Meeting of Shareholders (the “Annual Meeting”) of Alpha Pro Tech, Ltd. (the “Company,” or “we,” “our” or “us”) will be held at the Delta Markham Hotel, 50 East Valhalla Drive, Markham, Ontario, Canada L3R 0A3, on Tuesday, June 4, 2013 at 9:30 a.m., local time, for the following purposes:

1.	To elect seven (7) directors of the Company to serve until the 2014 Annual Meeting of Shareholders;

2.	To ratify the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

4.	To hold a non-binding advisory vote on the frequency of future executive compensation advisory votes (every one, two or three years); and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 11, 2013 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.  A complete list of the shareholders of the Company will be available and open for examination by any shareholder of the Company during ordinary business hours beginning two (2) business days after the mailing of this notice of the Annual Meeting.  The list will also be available at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting.  Whether or not you plan to attend the Annual Meeting in person, you are requested to complete, sign and date the enclosed proxy card and send it promptly by mail in the envelope provided for this purpose.  The proxy may be revoked by voting in person at the Annual Meeting, by signing and delivering a later-dated proxy or by giving written notice of revocation to the undersigned Secretary of the Company at any time prior to the voting thereof.

By Order of the Board of Directors,

/s/ Sheldon Hoffman
Sheldon Hoffman
Chief Executive Officer and Secretary

April 30, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 4, 2013: THIS PROXY STATEMENT IS AVAILABLE AT www.alphaprotech.com/investors/proxystatement.aspx, AND THE 2012 ANNUAL REPORT IS AVAILABLE AT www.alphaprotech.com/investors/annualreport.aspx.

PROXY STATEMENT
FOR THE
2013 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 4, 2013

i

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	18

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	19

AUDIT COMMITTEE REPORT	20

INDEPENDENT PUBLIC ACCOUNTANTS	21

Fees	21
Pre-Approval Policy	22

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION	23

PROPOSAL 4 – ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTE	24

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING	25

ANNUAL REPORT	25

OTHER MATTERS	25

ii

ALPHA PRO TECH, LTD.
60 Centurian Drive
Suite 112
Markham, Ontario, Canada L3R 9R2
Telephone: (905) 479-0654

PROXY STATEMENT
FOR THE
2013 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 4, 2013

This Proxy Statement and accompanying proxy card are first being sent to shareholders of the Company on or about April 30, 2013.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, the Company’s shareholders will consider and act upon the following matters:

1.	The election of seven (7) directors to serve until the 2014 Annual Meeting of Shareholders;
2.	The ratification of the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;
3.	The advisory approval of the compensation of the Company’s named executive officers (the “say-on-pay proposal”);
4.	A non-binding advisory vote on the frequency of future executive compensation advisory votes (the “say-when-on-pay proposal”); and
5.	Such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

In addition, management will report on the performance of the Company and respond to questions from shareholders.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record of the Company’s common stock at the close of business on April 11, 2013 are entitled to vote at the Annual Meeting.  Each shareholder of common stock is entitled to one (1) vote per share.  We are authorized to issue 50,000,000 common shares, par value $.01 per share.  There were issued and outstanding 19,530,856 shares of common stock as of the close of business on April 11, 2013.  There is only one (1) class of shares.

How do I vote?

You can vote by filling out the accompanying proxy card and returning it in the postage paid return envelope that we have enclosed for you.  Voting information is provided on the enclosed proxy card.

The Board of Directors of the Company is soliciting the proxy, which is revocable at any time before it is voted.  You may revoke the proxy by voting in person at the Annual Meeting, by giving written notice of revocation to the Secretary of the Company or by signing and delivering a later-dated proxy.  We must, however, actually receive the written notice or later-dated proxy before the vote of the shareholders.

How will my proxy be voted?

We will vote all properly executed proxies delivered pursuant to this solicitation at the Annual Meeting and in accordance with instructions given, if any.  If no instructions are given, we will vote the proxies as recommended by the Board – FOR the election of the seven (7) director-nominees, FOR the ratification of the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2013, FOR the say-on-pay proposal and for the option of ONCE EVERY YEAR as the preferred frequency with respect to the say-when-on-pay proposal – and in the manner deemed by the persons named as proxies to be in the best interests of the Company and its shareholders as to any other matters that may come before the Annual Meeting.  We are currently not aware of any other matters that may be properly presented at the Annual Meeting.

Who can attend the Annual Meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting.  Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport.  Please note that, if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date when you check in at the registration desk at the Annual Meeting.

Can I go to the Annual Meeting if I vote by proxy?

Yes.  Attending the meeting does not revoke the proxy.  However, you may revoke your proxy at any time before it is actually voted by giving written notice to the Secretary of the Company or by delivering a later-dated proxy.

How can I obtain directions to be able to attend the Annual Meeting and vote in person?

Information on how to obtain directions to be able to attend the Annual Meeting and vote in person can be found at the following website: http://www.alphaprotech.com/investors/proxystatement.aspx.

Will my vote be public?

No.  As a matter of policy, shareholder proxies, ballots and tabulations that identify individual shareholders are kept confidential and are only available if actually necessary to meet legal requirements.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s common stock will constitute a quorum, allowing the conduct of business.  The shareholders present may adjourn the meeting despite the absence of a quorum.

How many votes are needed to approve the proposals?

Assuming the presence of a quorum, the directors of the Company will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors (Proposal 1).  The ratification of the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2013 (Proposal 2) and the say-on-pay proposal (Proposal 3) will require the affirmative vote of a majority of the votes cast at the meeting.  Although there is no voting standard directly applicable to the say-when-on-pay proposal (Proposal 4), the option of “once every year,” “once every two years” or “once every three years” that receives the highest number of votes cast will be considered the frequency that has been approved by the shareholders on an advisory basis.

A shareholder may abstain or withhold his or her vote (collectively, “abstentions”) with respect to each item submitted for shareholder approval.  Abstentions will be counted as present for purposes of determining the existence of a quorum but will be counted as not voting on any proposal brought before the Annual Meeting.  Since the election of directors (Proposal 1) is determined by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, abstentions will not affect the outcome of this matter.  Because they are not considered to be votes cast, abstentions will not affect the outcome of the ratification of the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2013 (Proposal 2) or the executive compensation matters (Proposals 3 and 4).

What if my shares are held by a broker, bank or other nominee?

If you hold your shares in “street name,” i.e., in the name of a broker, bank or other nominee who is considered the shareholder of record with respect to those shares, these proxy materials are being forwarded to you by them.  As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting.  Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.  If you hold your shares in “street name,” it is critical that you return the voting instruction card if you want your votes to count in the election of directors (Proposal 1) and the executive compensation matters (Proposals 3 and 4).  Your broker, bank or nominee does not have the ability to vote your uninstructed shares in the election of directors or with respect to the executive compensation matters on a discretionary basis.  Therefore, if you hold your shares in “street name” and do not instruct your broker, bank or nominee on how to vote in the election of directors or the executive compensation matters, your shares will not be voted for any director nominee or in the executive compensation matters, or on any other proposal on which your broker does not have discretionary authority (resulting in a “broker non-vote”).

Shares underlying broker non-votes are counted for general quorum purposes but are not deemed to be present or entitled to vote with respect to any matter for which a broker does not have discretionary authority to vote.  Thus, broker non-votes are not considered to be votes cast at a meeting (either for or against a proposal).  At the Annual Meeting, broker non-votes will not be counted for purposes of the election of directors (Proposal 1) and will have no effect on the outcome of the election of directors based on the plurality voting standard.  Similarly, broker non-votes will not be counted for purposes of the executive compensation matters (Proposals 3 and 4) and will have no effect on the outcome of those matters since broker non-votes are not considered to be votes cast.  Your broker, bank or nominee will continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2013 (Proposal 2).

PERSONS MAKING THE SOLICITATION

Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company.  We may reimburse shareholders’ nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining from their principals authorization to execute proxies.  No solicitation will be made by specifically engaged employees or soliciting agents.  The cost of solicitation will be borne by us.

PROPOSAL 1 – ELECTION OF DIRECTORS

In accordance with the Company’s Bylaws, the Board of Directors of the Company is currently fixed at seven (7) members.  Directors are elected annually for a term of office to expire at the succeeding annual meeting of shareholders after their election and until their successors are duly elected and qualified.  Based on the recommendation of the Nominating/Governance Committee, the Board of Directors proposes that the seven (7) nominees identified below be elected for a new term of one (1) year and until their successors are duly elected and qualified.  Shareholders may not vote for a greater number of persons than the number of nominees named.

Each of the nominees has consented to serve.  If any of them should become unavailable to serve as a director (which is not now expected), the Board may designate a substitute nominee.  In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Unless “Withhold” or “For All Except” is noted as to all or some of the nominees, proxies will be voted at the Annual Meeting FOR the election of the seven (7) nominees to the Board of Directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES LISTED BELOW TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

The following provides certain biographical information about the individuals who have been nominated for election as directors of the Company.  All of the nominees are currently directors and all were elected by the shareholders at the Company’s last annual meeting of shareholders.  The biographical information for each of the nominees below contains a description of the individual’s service as a director, business experience, director positions held currently or at any time during the last five (5) years, if applicable, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes and skills that caused the Board of Directors to determine that the individual should serve as a director.  The stock ownership with respect to each nominee is set forth in the table entitled “Security Ownership of Certain Beneficial Owners and Management” that appears on page 19 of this Proxy Statement.

Information about the remaining executive officer of the Company who is not also a director is also provided below.

Information About Director-Nominees

SHELDON HOFFMAN (age 75) is a chartered accountant and has been a director and Chief Executive Officer of the Company and its predecessor entities since July 11, 1989.  Mr. Hoffman founded and was President of Absco Aerosols, Ltd., a custom manufacturer of aerosols and liquids, from 1967 to 1985 until that company was sold to CCL Industries, Inc. (“CCL”), a manufacturer of aerosol and liquid products and containers.  Mr. Hoffman joined CCL from 1986 to 1987 as director of business development and then joined CCW Systems, Ltd., a water filter manufacturer, as President and Chief Executive Officer.  Lloyd Hoffman, who currently serves as the Chief Financial Officer of the Company, is the son of Sheldon Hoffman.

The Board of Directors believes that, from his years of experience in manufacturing and his senior executive level service to the Company, Mr. Hoffman has gained an intimate knowledge of the manufacturing industry and, more specifically, the business and operations of the Company and its subsidiaries.  This knowledge, combined with Mr. Hoffman’s corporate leadership experience, contribute greatly to the composition of the Board of Directors.

ALEXANDER W. MILLAR (age 71) has been a director of the Company since July 11, 1989 and President of the Company and its predecessor entities since August 1, 1989.  Mr. Millar has spent over 30 years as a professional in sales and marketing, including international marketing.  Mr. Millar, in various sales capacities, including Vice President of Sales, was associated with Sheldon Hoffman at Absco Aerosols, Ltd. from 1971 to 1985, when the business was sold to CCL.  He then joined CCL as manager of business development for North America.  In March 1988, he formed Milmed International Distributors Limited  (“Milmed”) to distribute the Company’s products internationally.  In 1989, Milmed gave up its rights to distribute these products internationally and ceased operations.

Mr. Millar’s extensive sales and marketing and general business experience in the manufacturing industry, gained through his numerous years and various positions held in the industry, as well as his senior executive level service to the Company, all provide him with a wide range of knowledge on topics important in the manufacturing industry and to the Company and its subsidiaries. Mr. Millar’s knowledge and corporate leadership experience contribute greatly to the Board of Directors.

JOHN RITOTA (age 62) has been a director of the Company since December 18, 1991, and, since 1981, has operated a general dentistry practice, Ritota and Ritota, with his brother in Delray Beach, Florida.  From 2004 until 2008, Mr. Ritota served as a director of Maxim TEP, Inc., now known as Conquest Petroleum Inc., an oil and natural gas exploration, development and production company headquartered in The Woodlands, Texas, a suburb of Houston.

The Board of Directors believes that Dr. Ritota’s experience gained through operating and managing his dental practice and his history of service as a public company director provide him with a wide range of knowledge on issues important to business, including the business of the Company, that contributes valuable insight to the Board of Directors.

RUSSELL MANOCK (age 65) has been a director of the Company since June 10, 2000.  Mr. Manock is a chartered accountant and has been a senior partner in the public accounting firm Snow & Manock in Toronto, Ontario, Canada since 1976.

Mr. Manock’s extensive prior experience as a chartered accountant, as well as his experience gained through the leadership and management of his accounting firm, equip him with a wide range of accounting, financial, capital markets, risk assessment, management and other skills, all of which provide valuable insight and expertise to the Board of Directors.

DAVID B. ANDERSON (age 61) has been a director of the Company since April 28, 2004.  Mr. Anderson has practiced law in Birmingham, Alabama since 1976 and is currently the majority member of Anderson Weidner, LLC.

Mr. Anderson’s extensive legal experience gained through his years as a lawyer, as well as his experience gained through the leadership and management of his law firm, provide him with a wide range of management skills and knowledge on topics important to business, which contribute greatly to the composition of the Board of Directors.

DANNY MONTGOMERY (age 64) has been the Senior Vice President of Alpha ProTech Engineered Products, Inc. since 2005, the Senior Vice President of Manufacturing since 2007 and a director of the Company since 2007.  Mr. Montgomery has 40 years of manufacturing and sales experience in various plastic and polymer industries.  Mr. Montgomery joined the Company in July 1994 when the assets of Ludan Corp., a company that he founded and managed, were acquired by Alpha Pro Tech, Inc.

The Board of Directors believes that Mr. Montgomery’s years of experience in manufacturing and sales, as well as his knowledge and understanding of the business of the Company and its subsidiaries, make him a valuable contributor to the Board of Directors.

DAVID R. GARCIA (age 64) has been a director of the Company since October 2010.  Mr. Garcia is currently a private investor.  He was a licensed stockbroker/producing manager from 1983 to 2008. Prior to entering the financial industry, he was employed by CF&I Steel Corp. in the Labor Relations Department from 1979 to 1983. Mr. Garcia was the Executive Director of the Wyoming Fair Employment Commission, a division of the Wyoming Department of Labor, from 1973 to 1979.

The Board of Directors believes that Mr. Garcia’s years of experience as a stockbroker, specifically his resulting exposure to publicly-held companies and their financial results and his understanding of public company risk assessment, bring a significant amount of perspective and knowledge to the Board of Directors.

Information About Executive Officer Who Is Not Also A Director-Nominee

Three of the executive officers of the Company, Sheldon Hoffman, Alexander W. Millar and Danny Montgomery, are also current directors and director-nominees and are identified above.  Information follows on the other current executive officer of the Company.

LLOYD HOFFMAN (age 52) has been employed by the Company since November 15, 1991, first in the capacity of Accountant, then in the capacity of Senior Vice President of Finance and Administration from 1999 until 2002 and, since 2002, in the capacity of Chief Financial Officer.  From 1987 to 1991, Mr. Hoffman was in charge of finance and administration at Software Concepts, Inc., a developer of software for association and magazine publishers.  Sheldon Hoffman, who currently serves as the Chief Executive Officer and as a director of the Company, is the father of Lloyd Hoffman.

CORPORATE GOVERNANCE AND BOARD MATTERS

The principal role of the Company’s Board of Directors is to oversee the management of the Company’s affairs for the benefit of our shareholders.  The Board regularly reviews our corporate governance policies and practices and compares them to those suggested by various authorities in the matters of corporate governance and the practice of other companies, taking into account the size and resources of the Company.  Additionally, the Company continues to review new and proposed rules of the Securities and Exchange Commission (the “SEC”) and the listing standards of the NYSE MKT exchange (the “NYSE MKT”).

The Company is committed to having sound corporate governance principles.  Operating in accordance with such principles is essential to running the Company’s business effectively and to maintaining the Company’s integrity in the marketplace.  The Company’s Board has adopted a Code of Business Conduct and Ethics that sets forth basic principles to guide the Company’s employees, including the Chief Executive Officer, the Chief Financial Officer and other executive officers, and directors in their conduct and compliance with applicable laws and governance principles.  A copy of the Code of Business Conduct and Ethics is available in the “Corporate Governance” section of the Company’s website, www.alphaprotech.com.  Additionally, the Company will furnish to any person without charge, upon written request, a copy of the Code of Business Conduct and Ethics.  The Company intends to disclose any amendments to the Code of Business Conduct and Ethics and any waiver of the Code of Business Conduct and Ethics granted to any director or executive officer of the Company on the Company’s website.  As of the date of this Proxy Statement, there have been no such waivers.

Director Independence

The NYSE MKT listing standards provide that at least a majority of the members of the Board of Directors must be independent.  Accordingly, because our Board of Directors currently has seven (7) members, at least four (4) of the directors must be independent.  The NYSE MKT listing standards provide that no director will qualify as “independent” for these purposes unless the Board of Directors affirmatively determines that the director has no relationship with the Company that would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities of a director.  Additionally, the listing standards set forth a list of relationships that would preclude a finding of independence.

The Board affirmatively determines the independence of each director and nominee for election as a director.  The Board makes this determination annually.  In accordance with the NYSE MKT listing standards, we do not consider a director to be independent unless the Board determines (i) that no relationships exist that would preclude a finding of independence under the NYSE MKT listing standards and (ii) that the director has no relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) that would interfere with the exercise of the director’s independent judgment in carrying out his responsibilities as a director.  Members of the Audit Committee, Nominating/Governance Committee and Organizational Development and Compensation Committee must also meet applicable independence tests of the NYSE MKT and the SEC.

The Board of Directors has reviewed a summary of directors’ responses to a questionnaire asking about their relationships with the Company, as well as material provided by management related to transactions, relationships or arrangements between the Company and the directors and parties related to the directors.  The purpose of this review was to determine whether any such transactions, relationships or arrangements were material and possibly inconsistent with a determination that the director was independent.  After deliberation, the Board has determined that the Company’s four (4) non-employee directors – John Ritota, Russell Manock, David B. Anderson and David R. Garcia – are independent and that all of the members of the Audit Committee, Nominating/Governance Committee and Organizational Development and Compensation Committee also satisfy the independence tests referenced above.  Messrs. Hoffman, Millar and Montgomery are not independent based on their employment as executive officers of the Company.

During the directors’ independence determinations, the Board of Directors specifically considered the relationship between the Company and Anderson Weidner, LLC, which is Mr. Anderson’s law firm.  Anderson Weidner, LLC has historically provided various legal services to the Company.  The Company’s fee arrangement with Anderson Weidner, LLC is negotiated on the same basis and is subject to the same terms and conditions as arrangements with other outside legal counsel for similar types of legal work.  With respect to each of the three (3) most recently completed fiscal years, total payments made by the Company to Anderson Weidner, LLC have been less than the greater of 5% of the law firm’s annual gross revenues or $200,000.  The Board concluded that this relationship does not interfere with Mr. Anderson’s exercise of independent judgment in carrying out the responsibilities of a director.

Company Leadership Structure

The business of the Company is managed under the direction of the Board of Directors, which is elected by our shareholders.  The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of the Company and its shareholders.  Leadership is important to facilitate the Board acting effectively as a working group so that the Company and its performance may benefit.

For more than 20 years, the Company has been primarily led and managed by Sheldon Hoffman, as Chief Executive Officer, and Alexander W. Millar, as President.  While the Board does not have a policy requiring the separation or combination of the Chief Executive Officer and Chairman roles, the leadership structure of the Company has always included the combination of these roles, and, although not formally appointed, Sheldon Hoffman has performed the duties of Chairman. Given the Company’s size, the nature of its business and Mr. Hoffman’s in-depth knowledge of the history of the Company and its operations, the Company believes that the combination of these roles has been and continues to be the most effective approach and strikes a sound balance with appropriate oversight.

Although the Board has not designated a lead independent director, four (4) of the seven (7) current members of the Board are independent, three (3) of the four (4) have served as directors for many years and all have a good knowledge of the business of the Company.  In addition, the Audit Committee, Nominating/Governance Committee and Organizational Development and Compensation Committee are comprised solely of independent directors. The Company’s non-management directors regularly meet in non-management directors sessions, which sessions allow the directors to speak candidly on any matter of interest, without the Chief Executive Officer or other members of management present.

Overall, the Board is collegial, and all Board members are well-engaged in their responsibilities.  All Board members express their views and are open to the opinions expressed by other directors.  We do not believe that appointing an independent board chairman or lead independent director would improve the performance of the Board at this time.  However, the Board regularly reviews the Company’s leadership structure and reserves the right to alter the structure as it deems appropriate.

Risk Oversight

Executive management continually identifies and monitors the material risks facing the Company, including financial, strategic, operational, legal and compliance risks, together with business relationships and customer relations.  The Board of Directors is responsible for exercising oversight of management’s identification and management of, and planning for, those risks. The Board has delegated to certain of its committees the primary oversight responsibility for those risks that are directly related to each committee’s area of focus.

The Audit Committee reviews our policies and guidelines with respect to risk assessment and risk management, including our major financial risk exposures, and oversees the steps that management has taken to monitor and control those exposures.  The Organizational Development and Compensation Committee considers risk issues when establishing and administering our compensation programs for executive officers and other key personnel.  The Nominating/Governance Committee oversees matters relating to the composition and organization of the Board and advises the Board on how its effectiveness can be improved by changes in its composition and organization.

The Board and its committees exercise their risk oversight function by carefully evaluating the reports that they receive from management and by making inquiries of management with respect to areas of particular interest to the Board or its committees.  We believe that our leadership structure also enhances the Board’s risk oversight function, as Mr. Hoffman, functioning as our Chairman, regularly discusses the material risks facing the Company with other members of the Company’s management team.

The Company also maintains a whistleblower policy, which provides for confidential or anonymous employee communications with the non-management directors of the Board.  The policy is monitored by the Audit Committee.

Board Meetings and Committees

The Board of Directors of the Company conducts its business through meetings of the Board and its committees.  During 2012, the Board of Directors of the Company met four (4) times.  All of the incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served.

In addition to participation at Board and committee meetings, the Company’s directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Chief Executive Officer and other members of management regarding matters of interest and concern to the Company.

Directors are encouraged but not required to attend the annual meetings of shareholders.  A majority of the current directors (4 of 7) attended the Company’s 2012 Annual Meeting of Shareholders.

Our Board of Directors has a standing Audit Committee, Organizational Development and Compensation Committee and Nominating/Governance Committee.  Only members of the Board of Directors can be members of a committee, and each committee is required to report its actions to the full Board of Directors. The functions of each of the Audit Committee, the Organizational Development and Compensation Committee and the Nominating/Governance Committee are governed by charters that have been adopted by the Board of Directors.  The charters of each of these committees are available free of charge in the “Corporate Governance” section of our website, www.alphaprotech.com.

Audit Committee

The purposes of the Audit Committee are to assist the Board of Directors in fulfilling its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of the Company’s internal audit function and independent auditors, as well as to prepare the Audit Committee Report that is included annually in the Company’s proxy statement sent to shareholders for the annual meeting.  The specific functions and responsibilities of the Audit Committee are set forth in more detail in the committee’s charter.

The Board has carefully evaluated the backgrounds of the members of the Audit Committee and has determined that each member qualifies as independent under the applicable NYSE MKT listing standards and satisfies the membership requirements of the SEC and the NYSE MKT for Audit Committee membership.  The Board also has determined that Russell Manock qualifies as an “audit committee financial expert,” as that term is defined by the applicable rules of the SEC.  As an audit committee financial expert, Mr. Manock also satisfies the NYSE MKT accounting and financial management expertise requirements.  Mr. Manock’s relevant experience is summarized in the section entitled “Proposal 1 – Election of Directors; Information About Director-Nominees” beginning on page 4 of this Proxy Statement.

The Audit Committee, consisting of Messrs. Russell Manock (Chairman), John Ritota and David R. Garcia, met five (5) times in 2012.  The report of the Audit Committee appears on page 21 of this Proxy Statement.

Organizational Development and Compensation Committee

In April 2004, the Board expanded the function of the Compensation Committee to encompass organizational development and adopted an Organizational Development and Compensation Committee Charter.

The function of the committee is to assist the Board of Directors in discharging its oversight responsibilities relating to, among other things, executive compensation, equity and incentive compensation plans, management succession planning and training of all management levels, as well as to produce the Organizational Development and Compensation Committee Report that is included annually in the Company’s proxy statement sent to shareholders for the annual meeting.  The Chief Executive Officer assists the committee with determining the amount of compensation to be paid to the other executive officers, in part, by providing historical and current performance data to the committee, but does not play a role in his own compensation determination.  The committee has discretion to approve, disapprove or modify recommendations made by the Chief Executive Officer and then provides a recommendation regarding compensation of our executive team to the Board of Directors for its approval.

The charter of the Organizational Development and Compensation Committee grants the committee the authority to hire outside experts in the field of executive compensation to assist the committee in fulfilling its responsibilities.  Currently, the committee does not use such a compensation consultant or similar expert, and the committee does not delegate its responsibility for determining executive and director compensation.  However, in the future, the committee may engage or seek the advice of a compensation consultant or similar expert.

Each of the members of the committee is independent within the meaning of the NYSE MKT listing standards.

The Organizational Development and Compensation Committee, consisting of Messrs. John Ritota (Chairman), David B. Anderson and David R. Garcia, met five (5) times in 2012.  The report of the Organizational Development and Compensation Committee appears on page 14 of this Proxy Statement.

The Organizational Development and Compensation Committee has reviewed the Company’s compensation programs, plans and practices for all employees as they relate to risk management and risk-taking initiatives to ascertain if they serve to encourage or incent risks that are “reasonably likely to have a material adverse effect” on the Company.  As a result of this process, the committee concluded and informed the Board that any risks arising from these programs, plans and practices are not reasonably likely to have a material adverse effect on the Company.  The committee will continue to review on an annual basis the Company’s compensation programs, plans and practices in order to determine if there are incentives that could result in risks that could have such an effect on the Company.

Nominating/Governance Committee

The purposes of the Nominating/Governance Committee are to (1) identify and recommend to the Board of Directors candidates for nomination or appointment as directors, (2) review and recommend to the Board appointments to Board committees, (3) develop and recommend to the Board corporate governance guidelines for the Company and any changes to those guidelines, (4) review, from time to time, the Company’s Code of Business Conduct and Ethics and certain other policies and programs intended to promote compliance by the Company with its legal and ethical obligations and recommend to the Board any changes to the Code of Business Conduct and Ethics and such policies and programs and (5) oversee the Board’s annual evaluation of its own performance.

Each of the members of the committee is independent within the meaning of the NYSE MKT listing standards.

The committee, consisting of Messrs. David B. Anderson (Chairman), Russell Manock and David R. Garcia, met four (4) times in 2012.

Consideration of Director-Nominees

Criteria and Diversity

Criteria that are used by the Nominating/Governance Committee in connection with evaluating and selecting new directors include factors relating to whether the candidate would meet the definition of “independent” as defined by the applicable NYSE MKT listing standards, as well as the candidate’s skills, occupation and experience in the context of the needs of the Board.  The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Nominating/Governance Committee continually reviews the qualifications and responsibilities of all directors in consideration of the Board’s overall responsibility to shareholders.  Although neither the Board nor the Nominating/Governance Committee has a formal policy with regard to the consideration of diversity in identifying director nominees, the director nomination process is designed to ensure that the Board considers members with diverse backgrounds, including race, ethnicity, gender, education, skills and experience, with a focus on appropriate financial and other expertise relevant to the Company’s business, and also considers issues of judgment, conflicts of interest, integrity, ethics and commitment to the goal of maximizing shareholder value.  The goal of this process is to assemble a group of directors with deep, varied experience, sound judgment and commitment to the Company’s success.  For a discussion of the individual experience and qualifications of our directors, please refer to the section entitled “Proposal 1 – Election of Directors; Information About Director-Nominees” beginning on page 4 of this Proxy Statement.

Process for Identifying and Evaluating Director-Nominees

The process followed by the Nominating/Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating/Governance Committee and the Board.  Assuming that the appropriate biographical and background material discussed below is provided on behalf of candidates recommended by shareholders, the Nominating/Governance Committee will evaluate those candidates by applying substantially the same criteria and following substantially the same process as that used for candidates submitted by Board members.

Director-Nominees Proposed by Shareholders

The Nominating/Governance Committee will consider candidates recommended by shareholders for inclusion by the Board of Directors in the slate of nominees that the Board recommends to the shareholders for election.  In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director-nominees, including candidates recommended by shareholders, the Nominating/Governance Committee applies the selection criteria and follows the process described above.

Shareholders may recommend individuals for the Nominating/Governance Committee to consider as potential director candidates by submitting the following information to the Nominating/Governance Committee, c/o Secretary of Alpha Pro Tech, Ltd., 60 Centurian Drive, Suite 112, Markham, Ontario, Canada L3R 9R2:

•	The name of the recommended person;

•
All information relating to the recommended person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as may be amended from time to time;

•	The written consent of the recommended person to being named in the proxy statement as a nominee and to serve as a director if elected;

•
As to the shareholder making the recommendation, the name and address of such shareholder as they appear on the Company’s books; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the registered holder; and

•	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

Any such recommendation must be received at the address above not less than 120 calendar days before the anniversary date of the Company’s proxy statement released to shareholders in connection with the previous year’s annual meeting.

Shareholder Communications with the Board of Directors

The Board of Directors will give appropriate attention to written communications that are submitted by shareholders and will respond as the Board deems appropriate.  Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating/Governance Committee primarily will be responsible for monitoring communications from shareholders and providing copies or summaries of such communications to the other directors as he deems appropriate.  Communications will be forwarded to all directors if such communications relate to substantive matters and include suggestions or comments that the Chairman of the Nominating/Governance Committee considers important.

Shareholders and other interested parties who wish to send communications on any topic to the Board should address such communications to the Chairman of the Nominating/Governance Committee, c/o Secretary of Alpha Pro Tech, Ltd., 60 Centurian Drive, Suite 112, Markham, Ontario, Canada L3R 9R2.

All written communications to the Company’s Board of Directors will be relayed to the Nominating/Governance Committee without being screened by management.

Compensation Committee Interlocks and Insider Participation

During 2012, the Organizational Development and Compensation Committee, which establishes the compensation of the Company’s executive officers, was comprised of Messrs. John Ritota (Chairman), David B. Anderson and David R. Garcia.  No member of the committee is, or was during 2012, an executive officer of another company with a board of directors that has a comparable committee on which one of our executive officers serves.

TRANSACTIONS WITH RELATED PERSONS

The Company recognizes that transactions between it or its subsidiaries and any of its directors or executive officers may present potential or actual conflicts of interest that are not in the best interests of the Company and its shareholders.  Therefore, as a general matter and in accordance with the Company’s Code of Business Conduct and Ethics, the Company prefers to avoid such transactions.  However, we may occasionally enter into or participate in transactions with certain “related persons.”  “Related persons” include our executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest.  We refer to transactions with these related persons as “related person transactions.”

Although there are no written procedures in place, it is the Company’s policy to approve and ratify transactions involving related persons only when the Board of Directors determines that the transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders.  Factors considered include whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.  No director may participate in any discussion or approval of any related person transaction in which he or she is a related person, but that director must provide the Board with all material information concerning the transaction.

Additionally, the Audit Committee of the Company’s Board of Directors, pursuant to its written charter, has developed, and the Board has approved, a Code of Business Conduct and Ethics, which sets forth certain factors that must be considered in identifying potential conflicts of interest and certain situations that could create a conflict of interest.  Any such potential conflict of interest situation must be discussed with the Code of Business Conduct and Ethics Contact Person, currently the Company’s Chief Executive Officer.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis addresses the objectives and implementation of the Company’s executive compensation program and focuses on the policies and decisions underlying the program.  In addition, the Company intends for this Compensation Discussion and Analysis to clearly describe the current executive compensation program of the Company, including the underlying philosophy of the program and the criteria on which executive compensation is based.

Executive Compensation Objectives

The Company’s executive compensation objectives are to:

•	Motivate and retain highly qualified managers and executives;
•	Link executives’ total compensation to Company and individual job performance; and
•	Provide an appropriate balance between incentives focused on achievement of annual business plans and longer-term incentives tied to increases in shareholder value.

Our compensation philosophy is consistent with, and attempts to further, our belief that the caliber and motivation of our executive officers, and their leadership, are critical to our success.

Oversight of the Compensation Program/Role of Executive Officers

The Organizational Development and Compensation Committee oversees our compensation program and approves the compensation paid to all executive officers, including the Chief Executive Officer, the Chief Financial Officer and our two other executive officers (collectively, the “Named Executive Officers”) (our Named Executive Officers are identified in the 2012 Summary Compensation Table that appears on page 15 of this Proxy Statement).

Our Organizational Development and Compensation Committee’s responsibilities include reviewing and approving annually the amount, form and terms of compensation to be paid to the Named Executive Officers and assessing and making recommendations to the Board regarding executive compensation and benefit plans and programs.  The Chief Executive Officer assists the committee with determining the amount of compensation to be paid to the other executive officers, in part, by providing historical and current performance data to the committee, but does not play a role in his own compensation determination.  The committee has discretion to approve, disapprove or modify recommendations made by the Chief Executive Officer and to then provide a recommendation regarding compensation of our executive team to the Board for its approval.

The charter of the Organizational Development and Compensation Committee grants the committee the authority to hire outside experts in the field of executive compensation to assist the committee in fulfilling its responsibilities.  Currently, the committee does not use such a compensation consultant or similar expert, and the committee does not delegate its responsibility for determining executive and director compensation.  However, in the future, the committee may engage or seek the advice of a compensation consultant or similar expert.

Elements of Executive Compensation

The key elements of the Company’s executive compensation program are (i) base salary, (ii) discretionary annual incentive compensation and long-term incentive compensation and (iii) contractual incentive awards for certain of the Named Executive Officers.

Base Salary

The Company pays its Named Executive Officers a fixed, annual base salary.  Base salary is determined principally by job responsibilities required by the position, the length of service of the individual in such position and at the Company and individual competence.  Base salaries provide a degree of financial stability for the Named Executive Officers, with increases designed to reward recent performance and contributions.  The amount of base salaries and any future increase or decrease in base salaries may also take into account the compensation paid by our competitors and/or other comparably-sized companies. Base salaries are reviewed and approved by the Board annually to determine their appropriateness.

Discretionary Annual Incentive Compensation and Long-Term Incentive Compensation

Cash bonuses and awards of stock options reflect each individual Named Executive Officer’s contribution to the overall financial performance of the Company.  Except as discussed below in relation to Messrs. Millar and Hoffman, we do not have a regular or pre-established plan for making either cash bonuses or equity awards.

Discretionary cash bonuses are paid on a case-by-case basis at the discretion of the Organizational Development and Compensation Committee and the Board of Directors.  Cash bonuses are paid in circumstances where the Board believes that it is appropriate to reward exceptional individual and/or Company performance.  The Organizational Development and Compensation Committee reviews and recommends to the Board for approval bonuses paid to our Named Executive Officers.  We expect to pay cash bonuses to executive officers in the future as  part of the Company’s overall executive compensation program as circumstances warrant.  Our bonus structure has been, and will continue to be, designed to reward individual and Company performance.

Pursuant to the Alpha Pro Tech, Ltd. 2004 Stock Option Plan, as amended (the “Option Plan”), the Company uses stock-based awards to provide long-term incentive compensation and to link the financial interests of its executive officers with the financial interests of its shareholders. The Company’s program for granting stock options contributes significantly to that linkage.  Grants are made on a discretionary basis taking into account our need to incentivize management.  Stock options become exercisable over time and, thus, require a longer-term commitment by the Named Executive Officers to realize the appreciation potential of the options.  The terms of the options and the dates after which they become exercisable are established by the Board within the parameters of the Option Plan.  We do not grant stock appreciation rights.

Contractual Incentive Awards

Contractual incentive awards are provided for two (2) of our Named Executive Officers through profit participation.  Messrs. Sheldon Hoffman and Alexander W. Millar are each entitled to a cash incentive participation equal to 5% of the consolidated annual pre-tax profits of the Company, excluding bonus expenses.  Messrs. Hoffman and Millar elected to decline receipt of the contractual incentive awards to which they were entitled for the 2011 and 2010 fiscal years.

The Company believes that each key element complements the others and that together they achieve the Company’s principal compensation objectives.  Our compensation program has been successful in retaining executive talent, as evidenced by the longstanding employment of our current executive officers with the Company.

Perquisites

None of our Named Executive Officers receive any perquisites.  Our policy is not to provide perquisites to executives, in part because we believe that they do not effectively incentivize management to improve the financial performance of the Company.  Additionally, we do not maintain any pension or defined benefit plans specifically for the benefit of our executive officers.

Our executive officers may participate in the Company’s 401(k) plan on the same terms as all of our employees.  We match employee contributions up to 25% of the contributing participant’s effective deferral but not in excess of 4% of such contributing participant’s compensation.  Senior management, including the Named Executive Officers, may also participate in our other benefit plans on the same terms as our other employees.  These plans include medical and dental insurance, life insurance and long-term disability insurance.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) provides that a company may not deduct compensation of more than $1,000,000 that is paid to certain executives in a given year, unless certain performance-based conditions are met.  The Company has made the determination that compensation subject to Section 162(m) paid under its compensation plans to date has been fully deductible for federal income tax purposes.  As part of its role, the Organizational Development and Compensation Committee continues to review and consider the deductibility of executive compensation under Section 162(m) of the Code.  However, the Company believes that it is important to preserve flexibility in administering its compensation program in a manner designed to promote varying corporate goals.  Accordingly, the Company has not adopted a policy that all compensation exceeding $1,000,000 must qualify as deductible under Section 162(m). It is possible that amounts paid to executive officers in the future may not qualify as performance-based compensation excluded from the limitation on deductibility.

Accounting for Stock-Based Compensation

The Company accounts for stock-based compensation, including stock options granted under the Option Plan, in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification 718 (“FASB ASC 718”), Compensation – Stock Compensation.

Section 409A of the Internal Revenue Code (“Section 409A”)

All grants made under the Option Plan are intended either not to be subject to or otherwise to comply with Section 409A.

Organizational Development and Compensation Committee Report

The Organizational Development and Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company’s management.  Based on this review and discussion, the Organizational Development and Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is furnished by the Organizational Development and Compensation Committee:

John Ritota (Chairman)
David B. Anderson
David R. Garcia

2012 Summary Compensation Table

The following table sets forth, for the years ended December 31, 2012, 2011 and 2010, a summary of the compensation paid to or earned by the Named Executive Officers.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Option Awards (3)(4)	All Other Compensation (5)	Total
Sheldon Hoffman Chief Executive Officer	2012 2011 2010	$550,000 $550,000 $550,000	$72,500 -- --	-- -- $136,000	-- -- --	$622,500 $550,000 $686,000
Alexander W. Millar President	2012 2011 2010	$550,000 $550,000 $550,000	$72,500 -- --	-- -- $136,000	-- -- --	$622,500 $550,000 $686,000
Lloyd Hoffman Chief Financial Officer	2012 2011 2010	$350,000 $350,000 $350,000	$50,000 -- --	-- -- $68,000	-- -- --	$400,000 $350,000 $418,000
Danny Montgomery Senior Vice President of Alpha ProTech Engineered Products, Inc. and Senior Vice President of Manufacturing	2012 2011 2010	$350,000 $350,000 $350,000	$50,000 -- --	-- -- $68,000	$3,066 $3,332 $3,332	$403,066 $353,332 $421,332

(1)	The amount reported in this column reflects the dollar amount of base salary paid for the year and includes any salary increases effective during the year.

(2)
The amount reported in this column reflects annual cash incentive compensation for each officer, based on performance in the respective year, and determined by the Organizational Development and Compensation Committee in February of the following year and paid soon after.  In the case of the Chief Executive Officer and the President, the bonus is a contractual incentive award as discussed on page 13 of this Proxy Statement.  No bonuses were paid to any of the Named Executive Officers for the 2011 or 2010 fiscal years.

(3)
The amount reported in this column reflects the aggregate grant date fair value of the equity award, as computed in accordance with FASB ASC 718, Compensation – Stock Compensation. This is not an amount paid to the Named Executive Officer.  There can be no assurance that the grant date fair value will ever be realized.

(4)	There were no options granted to any of these individuals in the 2012 or 2011 fiscal years.

(5)
The amount reported in this column represents all perquisites and other personal benefits paid by the Company, if any.  For Mr. Montgomery, this amount represents matching contributions made by the Company under the Company’s 401(k) plan.

Grants of Plan-Based Awards

There were no grants of plan-based awards in the 2012 fiscal year to any of the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information with respect to the options held by the Named Executive Officers at December 31, 2012.

The options included below have an exercise price equal to the closing sales price of the Company’s common stock on the grant date, typically have a five (5) year life and are scheduled to vest in equal installments over three (3) years beginning one (1) year after the grant date.

Option Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
Alexander W. Millar	8/09/2004 9/11/2008 8/27/2010	75,000 100,000 133,333	-- -- 66,667 (1)	$1.58 $1.23 $1.60	8/08/2014 9/10/2013 8/26/2015
Sheldon Hoffman	8/09/2004 9/11/2008 8/27/2010	75,000 100,000 133,333	-- -- 66,667 (1)	$1.58 $1.23 $1.60	8/08/2014 9/10/2013 8/26/2015
Lloyd Hoffman	8/09/2004 9/11/2008 8/27/2010	50,000 50,000 66,666	-- -- 33,334 (1)	$1.58 $1.23 $1.60	8/08/2014 9/10/2013 8/26/2015
Danny Montgomery	8/09/2004 9/11/2008 8/27/2010	50,000 50,000 66,666	-- -- 33,334 (1)	$1.58 $1.23 $1.60	8/08/2014 9/10/2013 8/26/2015

(1) These options are scheduled to vest on August 27, 2013.

Option Exercises in 2012

There were no option exercises during 2012 by any of our Named Executive Officers.

Benefit Plans

Retirement Savings Plan

The Company has a Retirement Savings Plan (the “401(k) Plan”) that is intended to qualify under Section 401(k) of the Internal Revenue Code.  Employees of the Company who have attained age 21 and have completed at least one (1) year of service with the Company are eligible to make contributions to the 401(k) Plan on a pre-tax basis of up to 12% of the participant’s compensation in any year in accordance with limitations defined in the Code.  Under the 401(k) Plan, the Company matches 25% of the contributing participant’s effective deferral but not in excess of 4% of such contributing participant’s compensation. The pre-tax contributions made by a participant and the earnings thereon are at all times fully vested.  The participant’s interest in Company contributions and the earnings thereon will become vested at the rate of 20% per year for each year of service with the Company or, if earlier, upon such participant’s death or disability.  A participant’s fully vested benefit under the 401(k) Plan may be distributed to the participant upon his retirement, death, disability or termination of employment or upon reaching age 59 1/2.  The Company’s only contribution in 2012 on behalf of any of the Named Executive Officers was $3,066 on behalf of Danny Montgomery.

DIRECTOR COMPENSATION

The Company uses cash compensation and awards of stock options to attract and retain qualified candidates to serve on the Board of Directors.  In establishing director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company, as well as the skill level required by the Company of members of the Board.

Non-employee director compensation is determined annually by the Board of Directors acting upon the recommendation of the Organizational Development and Compensation Committee.  Directors who are also employees of the Company receive no additional compensation for their service as a director.  Non-employee directors of the Company are paid an annual retainer of $14,000.  The Organizational Development and Compensation Committee and the Nominating/Governance Committee chairmen each receive an additional $1,000 per year in compensation, and the Audit Committee chairman receives an additional $10,000 per year in compensation.  Directors also are reimbursed for their direct expenses incurred in attending meetings of the Board or the committees of the Board.  Non-employee directors are paid bi-annually in June and December.

Beginning with the Company’s 2004 Annual Meeting of Shareholders, each non-employee director became eligible to receive under the Option Plan (i) a grant of a non-qualified stock option to purchase up to a maximum of 15,000 shares of common stock at each annual meeting at which he or she continues as a non-employee director and (ii) a grant of a non-qualified stock option to purchase up to a maximum of 25,000 shares of common stock at the time at which he or she first becomes a non-employee director.  Notwithstanding the foregoing, an individual who was first appointed a non-employee director on or after January 1, 2004 and prior to the Company’s 2004 Annual Meeting of Shareholders received the initial stock option grant described in (ii) above.

The aggregate number of options outstanding for each non-employee director as of December 31, 2012 was as follows: John Ritota: 60,000 options; Russell Manock: 55,000 options; David B. Anderson: 85,000 options; and David R. Garcia: 40,000 options.  The aggregate number of shares issuable pursuant to exercisable options held by each non-employee director as of December 31, 2012 was as follows: John Ritota: 45,000 shares; Russell Manock: 40,000 shares; David B. Anderson: 70,000 shares; and David R. Garcia: 21,666 shares.

2012 Director Compensation Table

The following table provides information regarding compensation earned by or paid to the Company’s non-employee directors in 2012.

Name (1)	Fees Earned or Paid in Cash	Option Awards (2)	Total
John Ritota	$15,000	--	$15,000
Russell Manock	$24,000	--	$24,000
David B. Anderson	$15,000	--	$15,000
David R. Garcia	$14,000	--	$14,000

(1)
Sheldon Hoffman, Alexander W. Millar and Danny Montgomery are not included in this table, as they are, and at all times during 2012 were, employees of the Company and, thus, received no compensation for their service as directors.  The compensation received by these individuals as employees of the Company is shown in the 2012 Summary Compensation Table on page 15 of this Proxy Statement.

(2)	All of the non-employee directors elected to decline receipt of the option awards to which they were entitled for the 2012 fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 11, 2013 with respect to shares of common stock of the Company beneficially owned by each director (and director-nominee) of the Company, each Named Executive Officer, by all directors and executive officers as a group and by persons known by the Company to be beneficial owners of more than 5% of the Company’s common stock.

Unless otherwise indicated, the address of each beneficial owner is c/o Alpha Pro Tech, Ltd., 60 Centurian Drive, Suite 112, Markham, Ontario, Canada L3R 9R2.

Name of Beneficial Owner	Number of Shares of Common Stock (1)		Percent of Class (2)

Sheldon Hoffman	1,422,847	(3)	7.2%
Alexander W. Millar	1,862,852	(4)	9.4%
John Ritota	105,250	(5)	*
Russell Manock	113,400	(6)	*
David B. Anderson	90,834	(7)	*
David R. Garcia	21,666	(8)	*
Danny Montgomery	321,506	(9)	1.6%
Lloyd Hoffman	227,666	(10)	1.2%
All directors and executive officers as a group (8 persons)	4,166,021		20.2%

*Represents less than 1% of our outstanding shares.

(1)
The number of shares of common stock reflected in the table is that number of shares that are deemed to be beneficially owned under the federal securities laws.  Shares deemed to be beneficially owned include shares as to which, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, either voting power or investment power is held or shared or as to which the individual has the right to acquire beneficial ownership within sixty (60) days through the exercise of an option, warrant, right of conversion of a security or otherwise.  Unless otherwise stated, the named person has the sole voting and investment power for the shares indicated.

(2)
Percentage of ownership is based on 19,530,856 shares of Company common stock outstanding as of April 11, 2013 and treats as outstanding all shares underlying currently exercisable options held by the identified beneficial owner.  These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Includes 308,333 shares subject to currently exercisable options and includes 44,325 shares owned beneficially by Mr. Hoffman’s wife, as to which Mr. Hoffman disclaims beneficial ownership.  Does not include 410,051 shares owned beneficially by 1268265 Ontario Inc., the sole shareholder of which is the Hoffman Family Trust.  The Hoffman Family Trust was established by Mr. Hoffman, but Mr. Hoffman is neither a trustee nor a beneficiary of the trust and has no power to vote or dispose of the shares held through the trust.  Mr. Hoffman, therefore, disclaims beneficial ownership of these shares.

(4)
Includes 308,333 shares subject to currently exercisable options and includes 182,727 shares and 28,333 shares subject to currently exercisable options owned beneficially by Mr. Millar’s wife, as to which Mr. Millar disclaims beneficial ownership.

(5)
Includes 45,000 shares subject to currently exercisable options and includes 19,400 shares owned beneficially by Dr. Ritota’s wife and 5,000 shares owned beneficially by Dr. Ritota’s daughter, as to which Dr. Ritota disclaims beneficial ownership.

(6)	Includes 40,000 shares subject to currently exercisable options.

(7)	Includes 70,000 shares subject to currently exercisable options.

(8)	Includes 21,666 shares subject to currently exercisable options.

(9)	Includes 166,666 shares subject to currently exercisable options and 8,920 shares owned beneficially by Mr. Montgomery’s wife, as to which Mr. Montgomery disclaims beneficial ownership.

(10)	Includes 166,666 shares subject to currently exercisable options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership of the Company’s common stock with the SEC.  Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file.

To our knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2012, all Section 16(a) reports applicable to the Company’s directors, officers and greater than 10% beneficial owners were timely filed.

AUDIT COMMITTEE REPORT

The Audit Committee, which is appointed annually by the Board of Directors at its meeting following the annual meeting of shareholders, currently consists of three (3) directors, all of whom are independent and meet the other qualification requirements under the applicable rules of the NYSE MKT and the SEC.  The Audit Committee currently acts under a written charter.  As described in its charter, the Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls, including recommending to the Board of Directors an accounting firm to serve as the Company’s independent registered public accounting firm.  The Company’s management has primary responsibility for our internal controls and reporting process.  Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and issuing an opinion thereon.  The Audit Committee’s responsibility is to monitor these processes.

The Audit Committee hereby submits the following report:

•	The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2012.

•
The Audit Committee has discussed with Tanner LLC, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the PCAOB in Rule 3200T.

•
The Audit Committee has received and reviewed the written disclosures and the letter from Tanner LLC required by applicable requirements of the PCAOB regarding Tanner LLC’s communications with the Audit Committee concerning independence and has discussed with Tanner LLC its independence.  The committee considered whether the performance of non-attest services was compatible with Tanner LLC’s independence in performing financial audit services.

Based upon the review and discussions referred to above, and relying thereon, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

This report is furnished by the Audit Committee:

Russell Manock (Chairman)
John Ritota
David R. Garcia

INDEPENDENT PUBLIC ACCOUNTANTS

On October 25, 2011, the Company dismissed its independent registered public accounting firm, Mayer Hoffman McCann P.C. (“MHM”), and engaged Tanner LLC (“Tanner”) to serve as the Company’s independent registered public accounting firm.  The dismissal of MHM and the appointment of Tanner were approved by the Company’s Audit Committee.  Tanner reviewed the Company’s quarterly consolidated financial statements beginning with the fiscal quarter ended September 30, 2011 and audited the Company’s consolidated financial statements for the fiscal years ended December 31, 2012 and 2011.

The reports of MHM on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2010 and 2009 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle.

During the fiscal years ended December 31, 2010 and 2009 and through October 25, 2011, there were no disagreements with MHM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MHM, would have caused MHM to make reference thereto in its reports on the Company’s consolidated financial statements for such years.  Furthermore, no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) occurred during the fiscal years ended December 31, 2010 or 2009 and through October 25, 2011.

The Company provided MHM with a copy of the foregoing disclosures and requested that MHM furnish it with a letter addressed to the SEC stating whether or not MHM agrees with the statements made by the Company with respect to MHM set forth above, and, if not, stating the respects in which MHM does not agree.  A copy of MHM’s letter was attached as Exhibit 16.1 to the Current Report on Form 8-K filed by the Company on October 31, 2011.

During the Company’s fiscal years ended December 31, 2010 and 2009 and through October 25, 2011, neither the Company, nor anyone on the Company’s behalf, consulted Tanner regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or (ii) any other matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Fees

The following tables set forth the fees billed to us by Tanner as of and for the years ended December 31, 2012 and 2011:

	For the Year Ended December 31,
	2012	2011
Audit Fees	$164,363	$122,743
Audit-Related Fees	2,970	3,025
Tax Fees	24,000	20,000
All Other Fees	--	--
	$191,333	$145,768

Audit Fees

Audit Fees paid to Tanner were for professional services rendered relating to the audit of the Company’s annual consolidated financial statements in 2012 and 2011, and the review of consolidated financial statements included in the Company’s Forms 10-Q (beginning with the fiscal quarter ended September 30, 2011).

Audit-Related Fees

Audit-Related Fees paid to Tanner represent fees billed for services on the Company’s Annual Report to Shareholders and proxy statement.  All of these services were pre-approved by the Audit Committee.

Tax Fees

Tax Fees represent the fees billed for services relating to tax compliance, filing tax returns and tax advice on state tax requirements.  All of these services were pre-approved by the Audit Committee.

All Other Fees

All Other Fees encompasses any services provided by the independent registered public accounting firm other than the services reported in the other above categories.  There were no such fees paid to Tanner in 2012 or 2011.

Pre-Approval Policy

The Audit Committee’s policy is to specifically pre-approve all audit and non-audit services to be rendered by the independent registered public accountants.  Through this policy, the Audit Committee can effectively monitor the costs of services and can ensure that the performance of such services does not impair the registered public accounting firm’s independence.

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2013.  The Board of Directors has directed that such appointment be submitted for ratification by the shareholders at the Annual Meeting.  If the shareholders should fail to ratify the appointment of the independent registered public accounting firm, the Audit Committee will reconsider the appointment.  Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Tanner LLC has served as the independent registered public accounting firm for the Company since October 2011.  A representative of Tanner LLC is expected to be present or available by phone at the Annual Meeting to respond to appropriate questions.  If present, the Tanner LLC representative will have the opportunity to make statements if he or she desires to do so.

Unless instructed to the contrary, the shares represented by the proxies will be voted to approve the ratification of the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that companies provide shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of their named executives officers in accordance with the compensation disclosure rules of the SEC.  Although the Company, due to its status as a “smaller reporting company,” was not subject to the rules requiring this advisory vote for an initial period of two years, this initial period has now expired, and we are including this proposal for the first time for consideration by the shareholders at the Annual Meeting.

As described in detail under the heading “Compensation Discussion and Analysis,” the Company’s executive compensation objectives are to motivate and retain highly qualified managers and executives; to link executives’ total compensation to Company and individual job performance; and to provide an appropriate balance between incentives focused on achievement of annual business plans and longer-term incentives tied to increases in shareholder value.  Our compensation philosophy is consistent with, and attempts to further, our belief that the caliber and motivation of our executive officers, and their leadership, are critical to our success.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.  The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Organizational Development and Compensation Committee of the Board of Directors.  To the extent that there is any significant vote against our Named Executive Officer compensation as disclosed in this Proxy Statement, the Organizational Development and Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

Accordingly, in accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission set forth in Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other related tables and disclosure.”

Unless instructed to the contrary, the shares represented by the proxies will be voted to approve the say-on-pay proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4
ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTE

The Dodd-Frank Wall Street Reform and Consumer Protection Act also provides that shareholders be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our Named Executive Officers, as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote on executive compensation.

By voting with respect to this Proposal 4, shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every year, once every two years or once every three years.  Shareholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board of Directors has determined that an annual advisory vote on executive compensation will allow our shareholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year.  The Board believes that an annual vote is therefore consistent with the Company’s efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters.

We recognize that shareholders may have different views as to the best approach for the Company; therefore, we look forward to hearing from our shareholders as to their preferences on the frequency of an advisory vote on executive compensation.

This vote is advisory and not binding on the Company or our Board of Directors.  However, the Board of Directors and the Organizational Development and Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.  The Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.

The proxy card provides shareholders with the opportunity to choose among four options (holding the advisory vote on compensation once every year, once every two years or once every three years, or abstaining); therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

Unless instructed to the contrary, the shares represented by the proxies will be voted for the option of ONCE EVERY YEAR as the preferred frequency with respect to the say-when-on-pay proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE OPTION OF ONCE EVERY YEAR AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION.

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

If any shareholder wishes to submit a proposal for inclusion in the proxy materials for the Company’s 2014 Annual Meeting of Shareholders, the shareholder must comply with applicable securities regulations, including providing adequate notice to the Company.  Such proposals must be received at the Company’s executive offices on or before December 31, 2013 in order to be considered for inclusion in the Company’s proxy materials relating to such meeting.

A shareholder must notify the Company before March 16, 2014 of a proposal for the 2014 Annual Meeting of Shareholders that the shareholder intends to present other than by inclusion in the Company’s proxy materials.  If the Company does not receive such notice prior to March 16, 2014, proxies solicited by the Board of Directors of the Company will be deemed to have conferred discretionary authority to vote upon any such matter.

Any proposal must be submitted in writing, by certified mail-return receipt requested, to the Company at 60 Centurian Drive, Suite 112, Markham, Ontario, Canada L3R 9R2, Attention: Sheldon Hoffman, Chief Executive Officer.

ANNUAL REPORT

A COPY OF OUR 2012 ANNUAL REPORT TO SHAREHOLDERS, WHICH INCLUDES OUR FINANCIAL STATEMENTS, IS ENCLOSED WITH THIS PROXY STATEMENT.  IF THE ANNUAL REPORT IS NOT INCLUDED, PLEASE NOTIFY US IN WRITING AT 60 CENTURIAN DRIVE, SUITE 112, MARKHAM, ONTARIO, CANADA L3R 9R2, ATTENTION: SHELDON HOFFMAN, CHIEF EXECUTIVE OFFICER.

THE COMPANY WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING THE ACCOMPANYING FINANCIAL STATEMENTS AND SCHEDULES, REQUIRED TO BE FILED WITH THE SEC FOR THE YEAR ENDED DECEMBER 31, 2012.  COPIES OF THE EXHIBITS TO THE FORM 10-K ALSO WILL BE AVAILABLE UPON PAYMENT OF A REASONABLE FEE FOR COPYING CHARGES.  REQUESTS SHOULD BE SUBMITTED IN WRITING TO 60 CENTURIAN DRIVE, SUITE 112, MARKHAM, ONTARIO, CANADA L3R 9R2, ATTENTION: SHELDON HOFFMAN, CHIEF EXECUTIVE OFFICER.

OTHER MATTERS

As of the date of this Proxy Statement, neither management nor the Board knows of any other matters to come before the Annual Meeting other than those referred to herein and in the Notice of Annual Meeting of Shareholders.

Please complete, sign and date the enclosed proxy card, and return it in the enclosed postage paid envelope as promptly as possible.  You may revoke the proxy by giving written notice of revocation to the Company at any time prior to the voting thereof, by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting in person.

REVOCABLE PROXY
X	PLEASE MARK VOTES AS IN THIS EXAMPLE
SOLICITED BY THE BOARD OF DIRECTORS
ALPHA PRO TECH, LTD.
ANNUAL MEETING OF SHAREHOLDERS
 June 4, 2013

The undersigned hereby appoints Alexander W. Millar, Sheldon Hoffman and Russell Manock, and each of them, as proxies for the undersigned, or such other persons as the Board of Directors of Alpha Pro Tech, Ltd. (the “Company”) may designate, with full power of substitution, to represent and act for and in the name and stead of the undersigned and to vote all of the shares of common stock of the Company that the undersigned is entitled to vote at the 2013 Annual Meeting of Shareholders of the Company to be held on June 4, 2013, at the Delta Markham Hotel, 50 East Valhalla Drive, Markham, Ontario, Canada L3R 0A3, and at any and all adjournments or postponements thereof.

The Board of Directors recommends a vote FOR all nominees.	For	With- hold	For All Except
1. The election of all of the nominees listed below to serve as directors until the 2014 Annual Meeting of Shareholders and until their successors shall be elected and qualified.
Sheldon Hoffman	David B. Anderson
Alexander W. Millar	Danny Montgomery
John Ritota	David R. Garcia
Russell Manock
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except,” and write that nominee’s name in the space provided below.

The Board of Directors recommends a vote FOR the ratification of the Company’s independent registered public accounting firm.	For	Against	Abstain
2. The ratification of the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

The Board of Directors recommends a vote FOR the advisory approval of the compensation of the Company’s named executive officers.	For	Against	Abstain
3. The advisory approval of the compensation of the Company’s named executive officers.

The Board of Directors recommends a vote for the option of ONCE EVERY YEAR as the preferred frequency for advisory votes on executive compensation.	Once Every Year	Once Every Two Years	Once Every Three Years	Abstain
4. The non-binding advisory vote on the frequency of future executive compensation advisory votes.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY THE SHAREHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SEVEN (7) DIRECTOR-NOMINEES, FOR THE RATIFICATION OF THE APPOINTMENT OF TANNER LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013, FOR THE SAY-ON-PAY PROPOSAL AND FOR THE OPTION OF ONCE EVERY YEAR AS THE PREFERRED FREQUENCY WITH RESPECT TO THE SAY-WHEN-ON-PAY PROPOSAL.

Please sign exactly as name appears herein, and date this proxy in the space provided.	Date

Shareholder sign above                       Co-holder (if any) sign above

Sign, date and mail in postage paid envelope provided.

ALPHA PRO TECH, LTD.

PLEASE ACT PROMPTLY SIGN, DATE AND MAIL YOUR PROXY TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW, AND RETURN THIS PORTION WITH THE PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 4, 2013: THIS PROXY STATEMENT IS AVAILABLE AT www.alphaprotech.com/investors/proxystatement.aspx, AND THE 2012 ANNUAL REPORT IS AVAILABLE AT www.alphaprotech.com/investors/annualreport.aspx.